                                  EXHIBIT 10.2

              AMENDMENT NO. 3 TO STOCK AND ASSET PURCHASE AGREEMENT

     This Amendment No. 3 (this "Amendment") to the Stock and Asset Purchase Agreement, dated as of October 17, 2005 (the "Agreement"), by and among Actavis Group hf., a corporation organized under the laws of Iceland ("Buyer"), Alpharma Inc., a Delaware corporation ("Seller"), Alpharma Bermuda G.P., a Bermuda general partnership ("Alpharma Bermuda"), Alpharma (Luxembourg) S.a.r.l., a company organized under the laws of Luxembourg ("Alpharma S.a.r.l."), Cox Investments Limited, a company organized under the laws of the United Kingdom ("Cox Investments"), Barre Parent Corporation, a Delaware corporation ("Barre"), Purepac Pharmaceutical Holdings, Inc., a Delaware corporation ("Purepac Holdings"), Alpharma U.S. Inc., a Delaware corporation ("Alpharma U.S."), Alpharma (U.K.) Limited, a company organized under the laws of the United Kingdom ("Alpharma U.K."), Alpha-Lux Investments S.a.r.l., a company organized under the laws of Luxembourg ("Alpharma Luxembourg"), Alpharma ApS, a company organized under the laws of Denmark ("Alpharma Denmark"), Alpharma Holding, Inc., a Delaware corporation ("Alpharma Holding" and, collectively with Seller, Barre, Purepac Holdings, Alpharma U.S., Alpharma Luxembourg and Alpharma Denmark, the "Share Sellers"), and Alpharma AS, a company organized under the laws of Norway ("Alpharma Norway" and, collectively with Alpharma Denmark and Alpharma Luxembourg, the "Asset Sellers" and, collectively, with Buyer, Seller and the Share Sellers, the "Parties"), as amended by the letter agreements between Buyer and Seller dated as of October 17, 2005 ("Amendment No. 1") and November 23, 2005 ("Amendment No. 2"), is entered into as of December __, 2005 by and among the Parties.

     The Parties desire to amend the Agreement as provided herein.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     Amendments to the Agreement

     Amendments to Section 1 of the Agreement

          The following definitions are hereby added to Section 1 of the
Agreement:

     "Alpharma-Isis" means Alpharma-Isis GmbH & Co. KG, a partnership organized under the laws of Germany.


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     "Bermuda Note" means that certain promissory note dated as of December 19,
2003 issued by Alpharma Bermuda, as borrower, to Alpharma-Isis, as lender, for a principal outstanding amount of E25,000,000, plus accrued interest, as amended, supplemented or modified and as in effect as of the date of this Agreement.

     "Initial German Loan" means the loan provided by Alpharma Bermuda to Alpharma-Isis pursuant to the Loan Agreement dated 30 June 2000, as amended on 1 June 2003, with a principal amount of E134,697,967.17 and accrued but unpaid interest of E14,390,753.72.

     "Retained German Loan" means that portion (with a principal amount of E27,136,569.86 and accrued but unpaid interest of E2,899,195.01) of the Initial German Loan to be held by Alpharma Bermuda following Closing, which portion shall no longer bear interest.

          The following definitions set forth in Section 1 of the Agreement are hereby amended in their entirety to read as follows:

     "Assumed Liabilities" means (a) all liabilities and obligations of Seller with respect to guarantees by Seller of any letters of credit and acceptances (or instruments serving a similar function) issued or created for the account of the Business, (b) all liabilities and obligations of Alpharma Bermuda under the Bermuda Note and (c) all of the liabilities and obligations of the Asset Sellers related to the Business (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), as described in Annex III attached hereto or as reflected on the Closing Date Pro Forma Balance Sheet, including (i) all liabilities of the Asset Sellers for unpaid Non-Income Taxes of the Asset Sellers relating to the Business for any Pre-Closing Period, but only to the extent such Tax liabilities do not exceed the reserve for Non-Income Tax liabilities included in the Closing Date Pro Forma Balance Sheet, (ii) all liabilities and obligations of the Asset Sellers under the agreements, contracts, leases, licenses, and other arrangements related to the Business and assigned to Buyer in accordance with the terms of this Agreement, (iii) all liabilities and obligations of the Asset Sellers related to the Employees of the Business and former employees of the Business employed by or formerly employed by the Asset Sellers to the extent expressly assumed under Section 6(f) below, (iv) all liabilities arising out of any personal injury and/or death or damage to property relating to or arising in connection with the Products marketed, distributed, sold or otherwise provided by, or on behalf of, any of the Asset Sellers, except to the extent Insurance responds to any claims with respect to such liabilities that arise prior to the Closing, (v) all liabilities and obligations of the Asset Sellers with respect to any letters of credit and acceptances (or instruments serving a similar function) issued or created for the account of the Business, and (vi) all liabilities relating to the Pfizer Litigation; provided, however, that the Assumed Liabilities shall not include (x) any Excluded Liabilities,


                                        5

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(y) any Retained Liabilities or (z) any liability or obligation of any of the
Sellers under this Agreement (or under any side agreement between any of the Sellers on the one hand and Buyer on the other hand entered into on or after the date of this Agreement).

     "Current Liabilities" means the sum of the dollar amounts reflected on the Target Pro Forma Balance Sheet and the Closing Date Pro Forma Balance Sheet, respectively, for accounts payable and accrued expenses and other items that would be classified as "current liabilities" in accordance with GAAP; provided, however, that accruals with respect to Income Taxes for any Pre-Closing Period, Intercompany Payables, the Bermuda Note, Bonus Obligations, and any Retention Arrangements shall be excluded from such sum.

     "German Loan" means a portion (with a principal amount of E107,561,397.31 and accrued but unpaid interest of E11,491,558.71) of the Initial German Loan to be held assigned to Buyer at Closing

     "Intercompany Payables" means obligations owed by an Asset Seller or a Target Company or any Target Subsidiary to Seller or any of its Affiliates, other than the German Loan, the Retained German Loan and the U.K. Note.

     "U.K. Note" means that certain promissory note, dated as of January 1, 2004, issued by Alpharma Holdings Limited, as borrower, to Alpharma S.a.r.l., as lender, for a principal outstanding amount of L 48,196,732.00, and any promissory notes or loans issued in respect of interest accrued thereon, as amended, supplemented or modified and as in effect as of the date of this Agreement.

          Subclause (h) of the definition of "Retained Liabilities" set forth in
     Section 1 of the Agreement is hereby amended in its entirety to read as follows: "(h) any Indebtedness of any of the Target Companies or their Subsidiaries other than the U.K. Note, the German Loan and the German Retained Loan,".

     Amendments to Section 2 of the Agreement

          Section 2(b)(i) of the Agreement is hereby amended in its entirety to read as follows:

          "(i) Subject to Section 2(c), Buyer agrees to pay to Seller, the Asset Sellers, the Share Sellers and the Note Sellers, at the Closing, in such amounts and to such accounts as Seller shall direct (subject to the Allocation Schedule attached to the Agreement), an amount equal to $810,000,000 in the aggregate (the "Preliminary Purchase Price"), by delivery of cash payable by wire transfer or delivery of other


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

     immediately available funds. The Preliminary Cash Purchase Price shall be subject to post-Closing adjustment as set forth below in Sections 2(f) and 2(i)."

          Section 2(c) shall be amended by the addition of the following at the end of Section 2(c):

     "Notwithstanding any other provision of this Agreement to the contrary, in the event that the Parties agree that the Closing shall occur prior to the receipt of all necessary anti-trust approvals, authorizations or consents, or the expiry of the applicable waiting period, in each case in Portugal, then (i) at the Closing:

     (A) the Preliminary Purchase Price shall be reduced by $3,000,000,

     (B) the Acquired Assets shall exclude any Acquired Assets relating to the Business in Portugal,

     (C) the Assumed Liabilities shall exclude any Assumed Liabilities relating to the Business in Portugal,

     and (ii) within two business days following the receipt of all necessary anti-trust approvals, authorizations or consents, or the expiry of the applicable waiting period, in each case in Portugal:

     (A) Buyer shall pay to the applicable Asset Seller(s) (or an Affiliate of Seller, as Seller shall direct) an amount equal to $3,000,000 by delivery of cash payments by wire transfer or other immediately available funds, and

     (B) the relevant Asset Seller(s) shall transfer to Buyer (or an Affiliate of Buyer, as Buyer shall direct) the Acquired Assets relating to the Business in Portugal and Buyer (or an Affiliate of Buyer, as Buyer shall direct) shall assume and become responsible for the Assumed Liabilities relating to the Business in Portugal, in the cases of both (ii) (A) and (B) above, on


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terms and conditions as set forth in this Agreement as if such transaction occurred at the Closing."

          New Section 2(i) is hereby inserted into the Agreement immediately following Section 2(h) to read as follows:

     "(i) Reconciliation of German Cash.

          (i) At the time of the delivery of the Draft Closing Date Pro Forma Balance Sheet, Buyer shall notify Seller in writing if Buyer has determined that the amount of Cash held by Alpharma-Isis as of the Closing is less than or greater than E30,035,764.87. If Seller has any objections to the amount of Cash by Alpharma-Isis as of the Closing as determined by Buyer, Seller shall notify Buyer of such objections in the same manner as set forth with respect to objections regarding the Draft Closing Date Pro Forma Balance Sheet in Section 2(e) above, and all such objections regarding the amount of Cash in the German Business as of the Closing shall be resolved in the same manner as set forth with respect to objections regarding the Draft Closing Date Pro Forma Balance Sheet in Section 2(e) above.

          (ii) If the amount of Cash by Alpharma-Isis as of Closing as finally determined pursuant to Section 2(i)(i) above is less than E30,035,764.87, then Seller shall pay to Buyer an amount equal to the full amount of such deficiency by wire transfer or other delivery of immediately available funds within 3 business days after the date on which the Final Pro Forma Working Capital of the Business is finally determined pursuant to Section 2(e) above.

          (iii) If the amount of Cash by Alpharma-Isis as of Closing as finally determined pursuant to Section 2(i)(i) above is more than E30,035,764.87, then Buyer shall pay to Seller an amount equal to the full amount of such deficiency by wire transfer


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     or other delivery of immediately available funds within 3 business days after the date on which the Final Pro Forma Working Capital of the Business is finally determined pursuant to Section 2(e) above."

     Amendment to Section 5(c) of the Agreement. Section 5(c) of the Agreement is hereby amended by inserting the following sentence immediately following the last sentence thereof:

          "Prior to the Closing, (i) Seller shall cause Alpharma-Isis not to collect, extinguish or transfer the Bermuda Note and Seller shall cause Alpharma Bermuda not to repay all or any portion of the Bermuda Note, (ii) Seller shall cause Alpharma Bermuda not to collect, extinguish or transfer the German Loan and Seller shall cause Alpharma-Isis not to repay all or any portion of the German Loan and (iii) Seller shall cause Alpharma S.a.r.l. not to collect, extinguish or transfer the U.K. Note and Seller shall cause Alpharma Holdings Limited not to repay all or any portion of the U.K. Note."

     Amendments to Section 6 of the Agreement. New Sections 6(m) and 6(n) are hereby inserted into the Agreement immediately following Section 6(l) to read as follows:

     "(m) Repayment of Retained German Loan. Buyer shall cause Alpharma-Isis to use its reasonable efforts to be legally permitted to repay the Retained German Loan full as soon as reasonably practicable following the Closing and shall cause Alpharma-Isis to repay in full the Retained German Loan as soon as such repayment is legally permitted. If, on or prior to December 31, 2005, Alpharma-Isis has not repaid in full the Retained German Loan, then, on or prior to December 31, 2005, Alpharma-Isis shall deposit in an interest-bearing escrow account established for this purpose an amount equal to the then outstanding amount of the Retained German Loan (the "Escrow Amount"). The Escrow Amount shall be applied in repaying the Retained German Loan as soon as Alpharma-Isis is legally permitted to do so. All amounts of interest accrued with respect to the Escrow Amount, if any, shall be held in the aforementioned


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escrow account for the benefit of Alpharma Bermuda and shall be paid to Alpharma
Bermuda upon the repayment in full of the Retained German Loan. If, on or prior to February 14, 2006, Alpharma-Isis has not repaid in full the Retained German Loan, then, on February 14, 2006, Buyer shall repay, on behalf of Alpharma-Isis, the then outstanding amount of the Retained German Loan and any and all amounts held in such escrow account shall be immediately released to Alpharma-Isis. Nothing in this Section 6(m) shall require Alpharma-Isis to make any repayment (in part or in full) of the Retained German Loan if such repayment would result in (i) a breach of the laws of any applicable jurisdiction, (ii) Alpharma-Isis becoming insolvent or otherwise unable to satisfy its debts or other obligations when due, or (iii) a breach by Alpharma-Isis of any agreement, arrangement or understanding to which it is a party; provided that none of the foregoing results shall relieve Buyer of the obligation to repay the then outstanding amount of the Retained German Loan on behalf of Alpharma Isis on February 14, 2006.

     (n) Repayment of Cash. Buyer shall use its commercially reasonable efforts to promptly pay to Seller (or an Affiliate of Seller, as Seller shall direct) an amount equal to the aggregate amount of Cash held as of the Closing by the Target Companies and their Subsidiaries (other than Alpharma (China) Holding Limited, Alpharma (Foshan) Pharmaceutical Co., Ltd and Alpharma-Isis) that Actavis is able either to freely use in the operation of the Business or legally distribute to one or more of its Affiliates; provided, that, in any event Buyer shall pay to Seller such amount no later than February 14, 2006."

     Amendment to Section 7(a)(xxvi) of the Agreement. Section 7(a)(xxvi) of the Agreement is hereby amended in its entirety to read as follows: "(xxvi) the Target Companies and their Subsidiaries shall not have any Indebtedness other than the German Loan, the Retained German Loan and the U.K. Note;".


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     Amendment to Section 9(e)(i) of the Agreement. The last sentence of Section
9(e)(i) of the Agreement is hereby amended in its entirety to read as follows:
"In furtherance of the cooperation provisions in Section 9(i), Seller will furnish to Buyer as soon as reasonably practicable following the Closing (but in any event, no later than 90 days after the Closing Date) such information and assistance as Buyer may reasonably request to enable Buyer to determine the desirability and consequences of making a Section 338(h)(10) Election with respect to any of the U.S. Target Companies other than Alpharma USPD Inc., and all determinations required pursuant to this clause (i) shall be made in good faith."

     Amendment to Section 11(n) of the Agreement. Section 11(n) of the Agreement is hereby amended in its entirety to read as follows:

     "(n) Allocation of Purchase Price. The Parties agree that the Purchase Price (and other capitalized costs), together with the consideration represented by Buyer's assumption of the Bermuda Note from Alpharma Bermuda (the "Allocated Purchase Price"), will be allocated among the Asset Sellers, the Share Sellers and the Note Sellers for all purposes (including Tax and financial accounting purposes) as shown on (or pursuant to the methodology provided by) the Allocation Schedule attached hereto. Within 90 days following the Closing Date (or such later time as may be reasonable after the Purchase Price is determined), Buyer shall prepare and deliver to Seller a schedule that further allocates (i) the portion of the Allocated Purchase Price shown on the Allocation Schedule for each Asset Seller, together with the Assumed Liabilities applicable to such Asset Seller, among the Acquired Assets sold by such Asset Seller to Buyer, and (ii) the portion of the Allocated Purchase Price shown on the Allocation Schedule for each Share Seller among the Target Companies sold by such Share Seller; provided that, if the Parties make a Section 338(h)(10) election with respect to the sale of one or more U.S. Target Companies, such schedule shall allocate the portion of the Allocated Purchase Price attributable to each such Target Company, together with the liabilities of such Target Company, among the assets of such Target Company. If Buyer does not receive written notice of Seller's objection to such allocation within 30 days of its delivery to Seller, then such allocation shall be the final


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allocation and each of Seller, Buyer and their respective Affiliates shall report, act, and file Tax Returns (including Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by Buyer. If the Purchase Price is subsequently adjusted, the adjusted Purchase Price shall be reasonably allocated among the assets in a manner agreed by Buyer and Seller consistent with the methodology previously used."

     Amendments to Amendment No. 2. The fifth, sixth and seventh paragraphs of Amendment No. 2 shall be deleted in their entirety.

The eighth paragraph of Amendment No. 2 is hereby amended in its entirety to read as follows:

          "At Closing, Actavis shall assume all liabilities and obligations of Alpharma with respect to the Direct Purchaser Cases, including without limitation the obligation to pay the Direct Purchaser Cases Settlement Amount; provided that Alpharma shall (i) as soon as reasonably practicable, enter into the settlement agreement, in the form most recently provided to Buyer (or its advisers) prior to the date hereof, with respect to the Direct Purchaser Cases with the class plaintiffs thereunder; (ii) pay an amount in cash equal to US$6,700,000 either (A) into the escrow account contemplated by such settlement agreement in accordance with the terms thereof or (B) if such escrow account has not been established for such purpose as a result of any failure of the relevant parties to enter into such agreement or the failure of the appropriate court having jurisdiction over the Direct Purchaser Cases to approve such agreement or otherwise, then, upon the written request of Actavis, into an account designated in writing by Actavis; and (iii) upon Actavis' request, assign and transfer Alpharma's rights, privileges and interest in such settlement agreement and the escrowed funds to Actavis in a reasonably prompt manner."


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     Amendment of Allocation Schedule. The Allocation Schedule attached to the
Agreement is hereby amended and restated and replaced with the "Allocation Schedule (Revised)" attached hereto.

     Miscellaneous

     Incorporation by Reference. This Amendment incorporates by reference, and is governed by, all of the terms of Section 11 of the Agreement as if such Section was set forth in this Amendment.

     Ratification. Except as amended hereby, the Agreement, Amendment No. 1 and Amendment No. 2 shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     Additional Amendments. To the extent that any of the representations or warranties contained in Section 4 of the Agreement are not true and correct as a result of any of the matters set forth herein, such representations and warranties shall be deemed to be amended hereby such that none of the matters set forth herein would make cause such representations or warranties not to be true and correct.

     Consent and Waiver. To the extent that any of the matters set forth herein are prohibited by Section 5(c) of the Agreement, Buyer hereby consents to Seller and its Subsidiaries taking such actions as are required hereunder and hereby waives any claims resulting therefrom.

                                    * * * * *


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     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

                                        ALPHARMA INC.


                                        By:
                                            ------------------------------------
                                        Name: Ingrid Wiik
                                        Title: Vice Chairman of the Board,
                                               President and Chief Executive
                                               Officer


                                        ALPHARMA BERMUDA G.P.

                                        By: Alpharma (Bermuda) Inc.
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Name: Einar Thorstensen
                                        Title: President


                                        BARRE PARENT CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Matthew T. Farrell
                                        Title: President


                                        PUREPAC PHARMACEUTICAL HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                        Name: Robert F. Wrobel
                                        Title: Secretary


                                        ALPHARMA U.S. INC.


                                        By:
                                            ------------------------------------
                                        Name: Matthew T. Farrell
                                        Title: President


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                                        ALPHARMA (U.K.) LIMITED


                                        By:
                                            ------------------------------------
                                        Name: Carl-Aake Carlsson
                                        Title: Director


                                        COX INVESTMENTS LIMITED


                                        By:
                                            ------------------------------------
                                        Name: Carl-Aake Carlsson
                                        Title: Director


                                        ALPHA-LUX INVESTMENTS S.A.R.L.


                                        By:
                                            ------------------------------------
                                        Name: Robert F. Wrobel
                                        Title: Manager


                                        By:
                                            ------------------------------------
                                        Name: Einar Thorstensen
                                        Title: Manager


                                        ALPHARMA APS


                                        By:
                                            ------------------------------------
                                        Name: Ingrid Wiik
                                        Title: Member of the Board


                                        By:
                                            ------------------------------------
                                        Name: Carl-Aake Carlsson
                                        Title: Member of Board


                                        ALPHARMA HOLDING, INC.


                                        By:
                                            ------------------------------------
                                        Name: Einar Thorstensen
                                        Title: Secretary


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                                        ALPHARMA AS


                                        By:
                                            ------------------------------------
                                        Name: Ingrid Wiik
                                        Title: Chairman of the Board


                                        By:
                                            ------------------------------------
                                        Name: Carl-Aake Carlsson
                                        Title: Member of the Board


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